Exhibit 107.1

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Hinge Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(4)

Fees to be Paid	Equity	Class A common stock, $0.00001 par value per share	Rule 457(a)	15,715,900	$32.00	$502,908,800	$153.10 per $1,000,000	$76,995.34

	Total Offering Amounts					$502,908,800		$76,995.34

	Total Fees Previously Paid							$15,310.00(5)

	Total Fee Offsets							—

	Net Fee Due							$61,685.34

(1)	Includes up to 2,049,900 that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.
(4)	Calculated pursuant to Rule 457(a) under the Securities Act.
(5)	The Registrant previously paid a registration fee of $15,310.00 in connection with initial filing of the Registration Statement on Form S-1 on March 10, 2025.